EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


We consent to the incorporation by reference in Registration Statement Nos. 33-48227, 33-46964, 33-10509, 333-92053, 333-58112, and 333-58162 of Merit
Medical Systems, Inc. on Form S-8 of our report dated February 15, 2002 (March 27, 2002 as to the effects of the stock split described in Note 15), appearing in this Annual Report on Form 10-K of Merit Medical Systems, Inc. and subsidiaries for the year ended December 31, 2001.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Merit Medical Systems, Inc. and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



By: /s/ DELOITTE & TOUCHE LLP
-----------------------------
        DELOITTE & TOUCHE LLP
Salt Lake City, Utah
March 28, 2002